Exhibit 10.1

AMSOUTH BANCORPORATION

SUPPLEMENTAL RETIREMENT PLAN

Amended and Restated as of January 1, 2004

AmSouth Bancorporation, with its principal offices located at Birmingham, Alabama (“Sponsor”), is currently the sponsor of the AmSouth Bancorporation Retirement Plan (“Retirement Plan”) in order to provide retirement benefits to its employees and the employees of its participating subsidiaries.

Effective January 1, 1983 and pursuant to Section 3(36) of the Employee Retirement Income Security Act of 1974 (“ERISA”), AmSouth Bank N.A., an Employer under the Retirement Plan, adopted a supplemental retirement benefit program solely for the purpose of providing benefits in excess of the limitations on benefits under the Retirement Plan imposed by Section 415 (“Section 415”) of the Internal Revenue Code of 1954, as amended and known as the Internal Revenue Code of 1986, as amended from time to time (the “Code”), to certain individuals under the Retirement Plan whose benefits under the Retirement Plan are limited by Section 415.

Effective January 1, 1989, Section 401(a)(17) (“Section 401(a)(17)”) of the Code limited the amount of compensation which may be taken into account in determining benefits from the Retirement Plan. Therefore, AmSouth Bank N.A. amended and restated this supplemental retirement plan effective January 1, 1989, so that it provided benefits in excess of the limitations on benefits under the Retirement Plan imposed not only by Section 415, but also by Section 401(a)(17), to a select group of management or highly compensated employees whose benefits under the Retirement Plan are limited by Section 415 and/or Section 401(a)(17).

Effective January 1, 1991, additional persons were added to this select group of management or highly compensated employees, some of whom were employees of subsidiaries of the Sponsor other than AmSouth Bank N.A. AmSouth Bank N.A. amended and restated its supplemental plan, AmSouth Bancorporation adopted the supplemental plan for itself and its subsidiaries who choose to have their eligible employees covered by the supplemental plan (“Electing Employers”), and AmSouth Bank N.A. became an Electing Employer under the supplemental plan.

Effective January 1, 1994, additional persons were added to the select group of management or highly compensated employees.

Effective January 1, 1995, the eligibility provisions of the plan were changed and a revised definition of compensation was added to the plan for certain participants.

Effective January 1, 2001, the First American Corporation Supplemental Executive Retirement Program (the “FAC Program”) was merged with and into this supplemental plan to coincide with the merger of the First American Corporation Master Retirement Plan with and into the AmSouth Bancorporation Retirement Plan effective January 1, 2001.

Effective May 24, 2001, the Plan was amended and restated, and the Plan has subsequently been amended by two amendments to clarify the claims procedures and to provide pre-retirement survivor benefits for certain Participants with regard to their accrued benefit from the FAC Program.

AmSouth Bancorporation hereby amends and restates this supplemental plan as set forth below.

ARTICLE I

TITLE; DEFINITIONS

Section 1.01. The supplemental retirement plan set forth below shall be known as the AmSouth Bancorporation Supplemental Retirement Plan (“Supplemental Plan”).

Section 1.02. The term “Member” shall refer to a person who is a member of (participant in) the Retirement Plan.

Section 1.03. The term “Plan Year” shall mean a calendar year.

Section 1.04. The term “Committee” shall mean the AmSouth Benefits Committee under the Retirement Plan.

ARTICLE II

PARTICIPATION IN THE SUPPLEMENTAL PLAN

Section 2.01. A select group of management or highly compensated Members whose benefits under the Retirement Plan (whether payable by reason of the Member’s retirement, death, disability or other termination of employment) may be limited upon and after their commencement pursuant to Section 415 and/or Section 401(a)(17) shall be participants in the Supplemental Plan. The term “Participant” shall include persons who are selected to participate in this Supplemental Plan and fit one or more of the following categories: (i) Members who were employed by AmSouth Bancorporation or one of the Electing Employers on January 1, 1995, at an annual base salary, including amounts not currently includible in gross income under Code Sections 125, 401(k) or 402(a)(8), but excluding special pay, bonuses, commissions or other incentive pay, reimbursement for expenses, special supplements for automobiles or club dues, and the Prior Profit Sharing Plan Bonus (such compensation being referred to herein as the “Eligibility Compensation”) on such date of $150,000 or more, and/or (ii) former Participants with an accrued Excess Benefit whose employment with AmSouth Bancorporation or one of the Electing Employers terminated on or before January 1, 1995. In addition, after January 1, 1995 and prior to July 1, 2004, other employees of the Sponsor or an Electing Employer became Participants in this Supplemental Plan as of the first day of the month immediately following the date such employee’s Eligibility Compensation first equals or exceeds $150,000 and such employees are selected to participate in this Supplemental

Plan. Participants who were in the FAC Program as of December 31, 2000, became Participants in this Supplemental Plan. Effective July 1, 2004, an employee of the Sponsor or an Electing Employer shall become a Participant in this Supplemental Plan on the January 1 coinciding with or next following the occurrence of all three of the following eligibility criteria: (i) eligibility for entry into the Retirement Plan, (ii) such employee’s Eligibility Compensation equals or exceeds $175,000, and (iii) such employee is selected to participate in this Plan. Notwithstanding the foregoing, any employee of the Sponsor or an Electing Employer whose Compensation equals or exceeds $150,000 but does not equal or exceed $175,000 on July 1, 2004 shall become a participant in this Plan on the January 1 coinciding with or next following the occurrence of all three of the following eligibility criteria: (i) eligibility for entry into the Retirement Plan, (ii) such employee’s Eligibility Compensation equals or exceeds $150,000, and (iii) such employee is selected to participate in this Plan. A complete list of Members eligible to participate in the Supplemental Plan pursuant to this Section 2.01 is maintained in the permanent records of the AmSouth Bancorporation Human Resources Division.

ARTICLE III

BENEFITS UNDER THE SUPPLEMENTAL PLAN

Section 3.01.

Benefits Payable At Retirement After January 1, 1995 and Prior to January 1, 2004

Benefits payable under this Supplemental Plan to or on behalf of a Participant who retires after January 1, 1995 and prior to January 1, 2004 shall be equal to the excess, if any, of (A) less (B) (the “Excess Benefits”) where (A) is such Participant’s benefits as a Member of the Retirement Plan calculated without reference to any provision of the Retirement Plan limiting the amount of benefits as provided by Section 415 of the Code or limiting the amount of compensation taken into account as provided by Section 401(a)(17) of the Code, and further calculated by substituting the definition of “Monthly Earnings” set forth in this Section 3.01 in place of the definition of such term in the Retirement Plan, and (B) is the amount of benefits actually payable under the Retirement Plan.

For purposes of this Section 3.01 only, “Monthly Earnings” shall mean the sum of (i) the Participant’s regular basic monthly earnings prior to the effect of elections under any plan or plans maintained by the Sponsor or an Electing Employer which are within the scope of Sections 125 or 401(k) of the Code, and (ii) one-twelfth of the bonus earned by a Participant under the Executive Incentive Plan or other incentive plans maintained by the Sponsor for the particular Plan Year, including Plan Years prior to January 1, 1995 (regardless of whether the bonus is in fact paid in a subsequent year). If a Participant retires, dies or becomes permanently disabled prior to the time when the amount of the bonus for the Plan year has been determined, Monthly Earnings for the months in such Plan Year shall be calculated using an estimate of such bonus determined by the AmSouth Bancorporation Compensation Committee based on information regarding the Sponsor’s and Participant’s performance as of the date of determination.

Notwithstanding the foregoing, the AmSouth Bancorporation Compensation Committee shall have the authority in its sole discretion to adjust the amount of the bonus taken into consideration in the definition of Monthly Earnings in this Section 3.01 for any and all Plan Years regardless of the fact that the adjusted bonus is higher or lower than the bonus actually paid a Participant under the Executive Incentive Plan or other incentive plans maintained by Sponsor.

Benefits Payable At Retirement On or After January 1, 2004

Notwithstanding the foregoing, benefits payable under this Supplemental Plan to or on behalf of a Participant who retires on or after January 1, 2004 shall be equal to the excess, if any, of (A) less (B) (the “Excess Benefits”) where (A) is such Participant’s benefits as a Member of the Retirement Plan calculated without reference to any provision of the Retirement Plan limiting the amount of benefits as provided by Section 415 of the Code; without limiting the amount of compensation taken into account as provided by Section 401(a)(17) of the Code; by substituting the definition of “Monthly Earnings” set forth above in this Section 3.01 in place of the definition of such term in the Retirement Plan; by using a service cap of 35 Years of Credited Service (as defined in the Retirement Plan) rather than 30 Years of Credited Service; and by substituting the definition of “Average Monthly Earnings” set forth in this Section 3.01 in place of the definition of such term in the Retirement Plan; and (B) is the amount of benefits actually payable under the Retirement Plan.

For purposes of this Section 3.01 only, for a Participant who retires on or after January 1, 2004, “Average Monthly Earnings” shall mean the result obtained by dividing the Participant’s Monthly Earnings paid by an Employer during the three (3) highest consecutive Complete Plan Years (as defined in Section 1.08 of the Retirement Plan) of earnings out of the ten (10) Plan Years immediately preceding the Participant’s Early Retirement Date, Normal Retirement Date, or date of calculation of Accrued Benefits, as the case may be, by thirty–six (36). If a Participant has fewer than three (3) Complete Plan Years of earnings after applying the Break in Service rules of Section 4.07 of the Retirement Plan, if applicable, all of his or her Complete Plan Years of earnings (less than three (3)) will be used and the divisor will be twelve (12) times the total number of such Complete Plan Years.

Participants who are members of the Management Committee of AmSouth Bancorporation and other senior executives selected by senior management who retire on or after January 1, 2004 shall receive the greater of (i) his or her Excess Benefits calculated pursuant to the preceding paragraphs, or (ii) if eligible as provided below in this Section 3.01 under Eligibility to Receive an Enhanced Benefit, an enhanced benefit based on a targeted formula for benefit accrual (“Enhanced Benefit”) calculated as the excess, if any, of (A) less (B), where (A) is a targeted sum of 4.0% of “Average Monthly Earnings” times Credited Service up to 10 years of Credited Service, plus 1.0% of Average Monthly Earnings times each year of Credited Service over 10 up to a combined total of 35 Years of Credited Service; and (B) is the sum of the Participant’s (1) monthly Retirement Plan benefits actually payable as a life annuity, regardless of the form of payment actually elected under the Retirement Plan (calculated as if the Participant elected a life annuity beginning on the date of benefit commencement under this Supplemental Plan); (2) estimated Social Security monthly benefit amount payable at age 65 (calculated using Social Security law in the Participant’s year of termination of employment and assuming zero future pay to age 65), and (3) monthly noncontributory qualified and nonqualified retirement benefits earned from any prior employer (based on a life annuity distribution at age 65 calculated at the earlier of (a) the actual date of benefit commencement under the prior employer plan or (b) the date of termination of employment with the Sponsor, actuarially adjusted as provided in the definition of “Actuarial Equivalent” in the Retirement Plan). For purposes of (A) above, Credited Service will be as defined in the Retirement Plan, but subject to a service cap of 35 years.

The actual targeted benefit under the Enhanced Benefit is illustrated as follows:

Years of Credited Service	Targeted Benefit
10	40%
20	50%
30	60%
35	65%

For Participants with a DAAB (as defined in the Retirement Plan), the targeted formula in (A) above will equal (i) plus (ii) where: (i) represents the DAAB and (ii) represents the targeted formula using only post-merger Credited Service. Post-merger Credited Service is limited to 35 years minus years of Credited Service used in determining the DAAB. In no event will this amount be less than the amount calculated under the targeted formula in (A) above based on post-merger Credited Service limited to 35 years.

The Enhanced Benefit is a monthly benefit payable for life on and after age 65. For members of the Management Committee, the Enhanced Benefit will be actuarially reduced for early retirement prior to attainment of age 60 (but not for early retirement on or after attainment of age 60) based on the early retirement reduction factors in the Retirement Plan. For other senior executives selected by senior management to be entitled to the Enhanced Benefit, the Enhanced Benefit will be actuarially reduced for early retirement prior to attainment of age 62 (but not for early retirement on or after attainment of age 62) based on the early retirement reduction factors in the Retirement Plan.

Eligibility to Receive an Enhanced Benefit

Except as provided herein, a Participant must attain age 60 with at least 10 Years of Service (as defined in the Retirement Plan) while actively employed and while eligible to participate in this Plan to be eligible to receive an Enhanced Benefit; provided, however, that in the event of a Participant’s death or disability while actively employed, the Participant will be eligible to receive an Enhanced Benefit based on service through his or her date of death or disability regardless of age or Years of Service. In the event of a

Change in Control resulting in a Participant’s termination of employment under his or her executive severance agreement, the Participant will be eligible to receive an Enhanced Benefit based on service through his or her date of termination regardless of age or Years of Service. Otherwise, if a Participant terminates employment or ceases participation in this Plan prior to attaining age 60 and completing 10 Years of Service, the Participant will not be entitled to receive an Enhanced Benefit. Notwithstanding the foregoing requirements of this paragraph, solely for purposes of determining a Participant’s eligibility for an Enhanced Benefit, the Human Resources Committee of the Board of Directors has the discretion to count a Participant’s years of service with an entity acquired by AmSouth Bancorporation or an affiliate thereof in determining whether a Participant has completed 10 Years of Service to be eligible to receive an Enhanced Benefit.

Calculation of Enhanced Benefits in the Event of Disability or Change in Control

Effective on and after January 1, 2004, in the event a Participant eligible for an Enhanced Benefit as described above becomes disabled prior to attaining age 60 and completing 10 Years of Service, or in the event of a Change in Control prior to the date such Participant attains age 60 and completes 10 Years of Service, the Participant shall receive the greater of (i) his or her Excess Benefits calculated as provided above, or (ii), if eligible as provided in this paragraph, an Enhanced Benefit calculated as the excess, if any, of (A) less (B), where (A) is a targeted sum of 4.0% of “Average Monthly Earnings” times Credited Service up to 10 years of Credited Service, plus 1.0% of Average Monthly Earnings times each year of Credited Service over 10 up to a combined total of 35 Years of Credited Service; and (B) is the sum of the Participant’s (1) monthly Retirement Plan benefits actually payable as a life annuity beginning at age 60 in the case of a Participant who is a member of the Management Committee, or age 62 for any Participant who is not a member of the Management Committee, regardless of the form of payment actually elected under the Retirement Plan; (2) estimated Social Security monthly benefit amount payable at age 65 (calculated using Social Security law in the Participant’s year of termination of employment and assuming zero future pay to age 65), and (3) monthly noncontributory qualified and nonqualified retirement benefits earned from any prior employer (based on a life annuity distribution at age 65 calculated at the earlier of (a) the actual date of benefit commencement under the prior employer plan or (b) the date of termination of employment with the Sponsor, and actuarially adjusted as provided in the definition of “Actuarial Equivalent” in the Retirement Plan). For purposes of (A) above, Credited Service will be as defined in the Retirement Plan, but subject to a service cap of 35 years.

If a Participant becomes disabled or is terminated due to a Change in Control prior to attaining age 60 and completing 10 Years of Service, the Participant may elect to receive his or her Enhanced Benefit payments beginning on or after attainment of age 55. The Enhanced Benefit will be calculated as provided in the preceding paragraph and will be actuarially reduced by the early retirement reduction factors set out in the Retirement Plan for benefit commencement prior to attainment of age 60 in the case of a member of the Management Committee or attainment of age 62 in the case of a Participant who is not a member of the Management Committee. In determining the early retirement reduction factor for a member of the Management Committee in the event of disability or termination due to a Change in Control prior to age 60, the reduction factor will be determined from age 62 under the provisions of the Retirement Plan and such reduction factor will then be divided by .885. In addition, in the event of a Change in Control, any Participant may elect to receive a lump sum payment equal to the actuarial value of his or her Enhanced Benefit, determined based on Code Section 417(e) rates and an assumed retirement date of age 60 for Participants who are members of the Management Committee and age 62 for Participants who are not members of the Management Committee.

Calculation of Enhanced Benefits in the Event of Death

Effective on and after January 1, 2004, in the event a Participant eligible for an Enhanced Benefit as described above dies prior to attaining age 60 and completing 10 Years of Service, the Participant shall receive the greater of (i) his or her Excess Benefits calculated as provided above, or (ii), if eligible as provided in this paragraph, an Enhanced Benefit calculated as the excess, if any, of (A) less (B), where (A) is a targeted sum of 4.0% of “Average Monthly Earnings” times Credited Service up to 10 years of Credited Service, plus 1.0% of Average Monthly Earnings times each year of Credited Service over 10 up to a combined total of 35 Years of Credited Service; and (B) is the sum of the Participant’s (1) estimated Social Security monthly benefit amount payable at age 65 (calculated using Social Security law in the Participant’s year of termination of employment and assuming zero future pay to age 65), and (2) monthly noncontributory qualified and nonqualified retirement benefits earned from any prior employer (based on a life annuity distribution at age 65 calculated at the earlier of (a) the actual date of benefit commencement under the prior employer plan or (b) the date of termination of employment with the Sponsor, and actuarially adjusted as provided in the definition of “Actuarial Equivalent” in the Retirement Plan). For purposes of (A) above, Credited Service will be as defined in the Retirement Plan, but subject to a service cap of 35 years. After calculating the Enhanced Benefit as provided in this paragraph above, the Enhanced Benefit will be reduced as follows: (i) if a Participant dies prior to attaining age 60 in the case of a Participant who is a member of the Management Committee or age 62 in the case of a Participant who is not a member of the Management Committee, the Participant’s Enhanced Benefit will be reduced to the age that the Participant would have attained at his or her benefit commencement date, based on the early retirement reduction factors set forth in the Retirement Plan; (ii) the Enhanced Benefit will be reduced from the amount payable as a life annuity to the amount payable as a joint and 100% survivor annuity, based on the actuarial factors set out in the Retirement Plan; and (iii) the Enhanced Benefit will be reduced for any survivor benefit (calculated as a monthly benefit) payable under the Retirement Plan. In determining the early retirement reduction factor for a member of the Management Committee in the event of death prior to age 60, the reduction factor will be determined from age 62 under the provisions of the Retirement Plan and such reduction factor will then be divided by .885.

Section 3.02. Except as provided in Section 3.01 above, a Participants’ Excess Benefits and Enhanced Benefit shall be calculated and paid in the same manner regularly applied by the Sponsor to all of the relevant terms and conditions of the Retirement Plan. Notwithstanding any provision of this Plan to the contrary, determination of benefits under this Plan under optional forms of payment will continue to be based on the actuarial factors in effect in the Retirement Plan prior to October 1, 2004, and the revised actuarial factors adopted for the Retirement Plan effective October 1, 2004 shall not apply in determining benefits under this Plan.

Section 3.03. Except as specifically provided in Section 3.01 above, a Participant’s Excess Benefits or Enhanced Benefits shall be paid at the time, in the manner and to the person when, as and to whom or which the benefits payable to or on behalf of the Participant as a Member of the Retirement Plan which give rise to Participant’s Excess Benefits or Enhanced Benefits are paid or in such manner otherwise approved by the Board of Directors of the Sponsor. Notwithstanding anything to the contrary herein, accrued benefits of $5,000 or less shall be paid in a lump sum, and payments made due to termination as a result of a Change in Control as defined in Section 3.05 below shall be paid in a lump sum.

Section 3.04. Notwithstanding anything to the contrary herein, all benefits accrued to Participants in the FAC Program through December 31, 2000, shall be calculated using the FAC Program terms and conditions as in effect on December 31, 2000, and such benefits shall be subject to the terms and conditions of the FAC Program, including but not limited to the terms and conditions governing the distribution of such benefits; provided, however, that accrued benefits of $5,000 or less shall be paid in a lump sum, and payments made due to termination as a result of a Change in Control as defined in Section 3.05 below, shall be paid in a lump sum. Effective December 31, 2000, benefit accruals under the terms of the FAC Program shall cease. The FAC Program benefits shall not be less than the accrued benefits under the terms of the FAC Program immediately preceding the merger of the FAC Program into this Supplemental Plan. A copy of the FAC Program as of December 31, 2000, is attached hereto as Exhibit A. Effective January 1, 2001, all benefits will be calculated under the terms and conditions of this Supplemental Plan. Notwithstanding the foregoing or anything to the contrary herein, effective January 1, 2004, any Participant who has an accrued benefit under the FAC Program and who terminates employment on or after January 1, 2001 shall be entitled to receive pre-retirement survivor benefits with regard to the accrued benefit under the FAC Program under the terms provided in Section 3.03 applicable to other benefits under this Supplemental Plan.

Section 3.05. Notwithstanding anything in the Supplemental Plan to the contrary, in the event that a Participant is employed by the Sponsor (or any entity that must be treated as a single employer with the Sponsor pursuant to Section 414(b), (c), (m) or (o) of the Code) at the time of a Change in Control (as defined herein), the Participant shall (regardless of whether he has become a Retiree or attained age 55 on the date of his termination of employment) be entitled to a lump sum payment of a retirement benefit under the Supplemental Plan (determined as if he were to become a Retiree upon termination of employment) if the Participant’s employment with the Sponsor (or any entity that must be treated as a single employer with the Sponsor pursuant to Section 414(b), (c), (m) or (o) of the Code) terminates within two (2) years after a Change in Control has occurred.

For purposes of this Plan, a “Change in Control” shall mean:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Sponsor (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Sponsor entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Sponsor, (ii) any acquisition by the Sponsor, (iii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Sponsor or any corporation controlled by the Sponsor, or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this section; or

(b) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Sponsor’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Sponsor (a “Business Combination”), in each case, unless following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Sponsor or all or substantially all of the Sponsor’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business

Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan or related trust of the Sponsor or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that the such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board, providing for such Business Combination; or

(d) Approval by the shareholders of the Sponsor of a complete liquidation or dissolution of the Sponsor.

Section 3.06. The Sponsor may establish a rabbi trust (“Trust”) which may be used to pay benefits arising under the Supplemental Plan and all costs, charges and expenses relating thereto; except that, to the extent that the funds held in the Trust are insufficient to pay such benefits, costs, charges and expenses, the Sponsor shall pay such benefits, costs, charges and expenses.

ARTICLE IV

PLAN ADMINISTRATOR

Section 4.01. The plan administrator (“Plan Administrator”) for the Retirement Plan shall also administer the Supplemental Plan. In doing so, the Plan Administrator shall apply to the Participants’ claims for Excess Benefits hereunder the same procedures as are set forth in the Retirement Plan governing claims for benefits and appeals to the Committee from denials of claims for benefits.

ARTICLE V

NATURE OF EMPLOYER OBLIGATION AND PARTICIPANT INTEREST

Section 5.01. The interest of the Participant and/or any person claiming by or through him under the Supplemental Plan shall be solely that of an unsecured general creditor of the Sponsor and the Electing Employers. The Excess Benefits payable under the Supplemental Plan shall be payable from the general assets of the Sponsor and the Electing Employers (including assets held in the Trust), and neither the Participant nor any person claiming by or through him shall have any right to look to any specific property separate from such general assets in satisfaction of any claim for payment of Excess Benefits.

Section 5.02. In all respects any Excess Benefits shall be independent of, and in addition to, any other benefits or compensation of any sort, payable to or on behalf of the Participant under any other arrangement sponsored by the Sponsor or Electing Employers or any other arrangement between the Sponsor or Electing Employer and the Participant in any capacity.

ARTICLE VI

ADDITION OR WITHDRAWAL OF ELECTING EMPLOYERS

Section 6.01. Every subsidiary or affiliate of the Sponsor shall become an Electing Employer hereunder without further action as of January 1, 1991, or its later date of 80% ownership, directly or indirectly, by the Sponsor.

Section 6.02. An Electing Employer who wishes to withdraw from the Supplemental Plan shall deliver to the Sponsor a resolution from its Board of Directors which authorizes its withdrawal as an Electing Employer and which indicates the reason or reasons for such withdrawal. Withdrawal may only take place upon the approval of the Board of Directors of the Sponsor and with such amendments to the Supplemental Plan as the Sponsor shall deem necessary or desirable. Withdrawal shall be subject to the provisions of Section 7.02 below.

ARTICLE VII

MISCELLANEOUS

Section 7.01. The Supplemental Plan may be amended or discontinued by the Sponsor, and may be amended by the Committee at any time except as provided in Section 7.02 below. The Sponsor may designate additional Participants under the Supplemental Plan or remove persons as Participants under the Supplemental Plan at any time except as provided in Section 7.02 below.

Section 7.02. Notwithstanding the provisions of Sections 6.02 or 7.01:

(a) Excess Benefits or Enhanced Benefits which are in pay status shall not be discontinued under any circumstances prior to their natural termination pursuant to the terms of the Supplemental Plan at the time of the relevant amendment or discontinuance of the Supplemental Plan, the removal of Participants or the withdrawal by an Electing Employer.

(b) Excess Benefits or Enhanced Benefits hereunder which have been accrued prior to the date of any amendment or discontinuation of the Supplemental Plan, the removal of a Participant, or the withdrawal of an Electing Employer shall remain a binding obligation of the Sponsor and Electing Employer or any successor in interest to either of them, and no amendment or discontinuation of the Supplemental Plan, removal of a

Participant or withdrawal by an Electing Employer shall deprive a Participant of said accrued Excess Benefit.

Section 7.03. The Supplemental Plan shall not be deemed to constitute a contract between the Sponsor or the Electing Employer and any Participant or employee, or to be a consideration or an inducement for the employment of any Participant or employee. Nothing contained in the Supplemental Plan shall be deemed to give any Participant or employee the right to be retained in the service of the Sponsor or Electing Employer or to interfere with the right of the Sponsor or Electing Employer to discharge any Participant or employee at any time regardless of the effect which such discharge shall or may have upon him under the Supplemental Plan.

Section 7.04. None of the Participant’s rights to Excess Benefits under the Supplemental Plan are subject to the claims of creditors of a Participant or any person claiming by or through him and will not be subject to attachment, garnishment or any other legal process. Neither a Participant nor any person claiming by or through him may assign, sell, borrow on or otherwise encumber any of his beneficial interest under the Supplemental Plan nor shall any such interest be in any manner liable for or subject to the deeds, contracts, liabilities, engagements or torts of a Participant or any person claiming by or through him.

Section 7.05. The Supplemental Plan shall be construed in accordance with the laws of the State of Alabama, except where such laws are superseded by ERISA, in which case ERISA shall control.

Section 7.06. In making any distribution to or for the benefit of any minor or incompetent person, the Plan Administrator, in its sole, absolute and uncontrolled discretion, may, but need not, direct such distribution to a legal or natural guardian or other relative of such minor or court appointed committee of such incompetent, or to any adult with whom such minor or incompetent temporarily or permanently resides, and any such guardian, committee, relative or other person shall have full authority and discretion to expend such distribution for the use and benefit of such minor or incompetent. The receipt of such guardian, committee, relative or other person shall be a complete discharge to the Sponsor and Electing Employer without any responsibility on its part or on the part of the Plan Administrator to see to the application thereof.

Section 7.07. Any participant may file a claim for benefits. If the claim is denied, the claimant shall be provided written notice within 90 days with:

(a) Specific reasons for the denial;

(b) Specific references to the Plan provisions on which the denial is based;

(c) A description of any additional information needed and why it is needed; and

(d) An explanation of (1) the procedures and time limits for an appeal, (2) the right to obtain information about the procedures, and (3) the right to sue in federal court.

If there are special circumstances delaying the determination of the claim, the claimant may be notified within the 90-day period explaining the special circumstances and stating that an answer will be provided within 90 more days. If an answer is not received within the 90 days (or 180 days if an extension notice has been provided), the claim shall be deemed denied.

Any claimant for a benefit (or, as applicable, his or her estate or other representative or beneficiary) may, within sixty (60) days after receipt of a letter of denial, appeal to the Claims Review Committee, by writing to the Head of Human Resources of the plan sponsor and may request a review of the denial of the benefit, with opportunity to submit his or her position in writing. Appeals not timely filed shall be barred. The claimant is entitled to:

(a) receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim;

(b) submit written comments, documents, records and other information relating to the claim, which will be considered without regard to whether such information was submitted or considered in the initial determination.

The Claims Review Committee shall meet quarterly on the third Thursday in the months of February, May, August and November or such other time as the Claims Review Committee shall determine, provided that a claim is pending. If a claim is received by the Claims Review Committee at least thirty (30) days before a quarterly meeting, such appeal will be considered at that meeting; otherwise, such appeal will be considered at the first subsequent quarterly meeting. If there are special circumstances, the decision may be delayed until the third meeting following receipt of the request. If special circumstances require an extension, the claimant will be notified.

The Claims Review Committee will render a written decision, written in a manner calculated to be understood by the claimant, and mail the written decision to the claimant at the claimant’s last address known to the plan sponsor, specifying by reference to the Plan the reasons for denial of such part or all of the claimed benefit as it denies upon review. Such letter shall state that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of all documents, records and other information relevant to the claim; describe the Plan’s voluntary appeal procedures, if any; and notify the claimant of his or her right to bring an action under Section 502(a) of ERISA.

Section 7.08. If any provision of the Supplemental Plan shall be held illegal or invalid for any reason or in any particular circumstance or instance, such illegality or invalidity shall not affect its remaining parts in such circumstance or instance nor the enforceability of such provision in any other circumstance or instance, and the Supplemental Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein for application to the particular circumstance or instance.

IN WITNESS WHEREOF, AmSouth Bancorporation has caused this amended and restated Supplemental Plan to be executed this 30th day of June, 2004, effective as of January 1, 2004.

AMSOUTH BANCORPORATION

By:	/s/ C. DOWD RITTER
Its:	Chairman, President, and Chief Executive Officer

ATTEST:

By:	/s/ MICHELLE A. BRIDGES
Its:	Assistant Secretary